Exhibit 99.1

FOR IMMEDIATE RELEASE

Pamela M. Murphy

Vice President, Investor Relations & Corporate Communications

(302) 498-6944

Incyte Announces Proposed Offering of $700 Million of Convertible Senior Notes

Notes to be offered in Two $350 Million Series, Due in 2018 and 2020

Up to $500 million of offering proceeds to be used for repurchase or retirement of existing convertible notes

WILMINGTON, DE — November 6, 2013 — Incyte Corporation (Nasdaq: INCY) today announced its intention to offer, subject to market and other conditions, $350 million aggregate principal amount of convertible senior notes due 2018 and $350 million aggregate principal amount of convertible senior notes due 2020 in a private placement to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933. Incyte expects to grant the initial purchasers of the notes an option to purchase up to an additional $25 million aggregate principal amount of each series of the notes.

Entities affiliated with Julian C. Baker, a director of the Company, have indicated an interest in purchasing up to $500 million aggregate principal amount of notes in this offering.

The Company intends to use up to $500 million of the net proceeds from this offering to repurchase or otherwise retire a portion of the Company’s 4.75% convertible senior notes due 2015, through open market transactions, negotiated transactions or otherwise.  The Company has indicated an interest in repurchasing, and entities affiliated with Mr. Baker have indicated an interest in selling to the Company, convertible notes held by those entities with a value of up to $500 million, in a privately negotiated transaction.  The Company intends to use the remainder of the net proceeds from this offering to continue investing in research and development, and for other general corporate purposes.

The notes will bear cash interest, payable semi-annually, and will not be redeemable prior to maturity.  The notes will be convertible only during certain periods and subject to certain circumstances, into cash, shares of Incyte’s common stock, or a combination of cash and shares of Incyte’s common stock, at Incyte’s election.  Final terms of each series of notes, including interest rates, conversion rates and other terms, will be determined at the time of pricing.

Goldman, Sachs & Co., J.P. Morgan and BofA Merrill Lynch are acting as joint book-running managers for this offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933 or applicable state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Forward-Looking Statements

Because indications of interest are not binding agreements or commitments to purchase, the Baker entities may purchase a lesser amount or no notes in the offering.  Except for the historical information contained herein, the matters set forth in this press release, including statements with respect to the intention to offer the notes, the intended use of net proceeds from the offering and the expected terms of the offering, are all forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including difficulties or delays in pricing or closing the proposed offering, fluctuations in the price of the Incyte’s common stock, satisfaction of the conditions to closing of the offering, uncertainties associated with the repurchase and retirement of outstanding debt, unanticipated costs in research and development efforts or other unanticipated cash requirements, and other risks detailed from time to time in Incyte’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. Incyte disclaims any intent or obligation to update these forward-looking statements.